UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                                    PURSUANT
                            TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) December 30, 2003.
      -------------------------------------------------------------------

                            GENESIS BIOVENTURES, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)


         New  York                     000-30252                 98-0163232
----------------------------         -------------          -------------------
(State or other jurisdiction         (Commission               (IRS Employer
     of  incorporation)              File  Number)          Identification No.)

              1A-3033 King George Hwy., Surrey, BC, Canada V4P 1B8
              ----------------------------------------------------
                    (Address of principal executive offices)

                                 (604) 542-0820
                            -------------------------
        Registrant's telephone number, including area code

                                      None
                --------------------------------------------------
                  (Former Address If Changed since Last Report)

Item  5  -  Other  Events

Within the last ten business days, there have been certain developments concerning arbitrations and litigations in which the Genesis Bioventures, Inc. ("GBI" or the "Company") is involved, which, in the opinion of management, require disclosure. The Company believes that the net effect of the separate developments set forth in further detail below resolves one situation, where there was potential uncertainty as to the Company's ownership interest in an important asset and discloses the existence of certain disputes relating to differences with an affiliate stockholder in a separate situation.

RESOLUTION  OF  DISPUTES  CONCERNING  THE  COMPANY'S
INTEREST  IN  PRIVATELY  OWNED  DIAGNOSTICS  COMPANY.

Prion Development Laboratories, Inc. ("PDL") is a privately held, development stage, biotechnology company specializing in the development of rapid and inexpensive diagnostics to detect Transmissible Spongiform Encephalopathies such as Mad Cow Disease in cattle and Chronic Wasting Disease in deer and elk. PDL also has a previously disclosed collaborative agreement with Bayer Pharmaceutical to develop a test to screen human blood and tissue for the presence of Prion disease. Pursuant to an Agreement dated September 8, 2000, the Company invested a total of $2.0 Million in PDL for a 25% equity interest, and on August 22, 2001, the Company invested an additional $400,000 through exercise of a Warrant to increase its equity interest ownership in PDL to 33%.

In 2003, Efoora Inc. ("Efoora"), the parent company of PDL, alleged that certain promises had been made by one of the Company's directors with respect to a $250,000 loan to be provided to PDL. Efoora claimed that a failure to fulfill those alleged promises required a reduction of the Company's interests in PDL, or exchange of those interests for additional interests in Efoora. The Company asserted it had no responsibility with respect to any additional loans to, or investments in, PDL, nor that it was required to exchange its PDL shares for Efoora shares. The Company initiated arbitration in British Columbia regarding these disputes. The arbitration was postponed by Efoora.

On December 23, 2003 the Company and Efoora settled all disputes and agreed that it would be in the best interests of the respective companies to voluntarily dismiss the currently pending litigation and arbitration proceedings in favor of supporting a joint effort to commercialize the technology of PDL. The Company retains a 33% interest in PDL, and its diagnostic businesses.

LITIGATIONS  CONCERNING  CERTAIN
SHAREHOLDER  INTERESTS  IN  GBI.

Biotherapies, Inc. is the owner of 2,311,560 shares of the Company's Common Stock, constituting approximately 6% of the Company's Common Stock outstanding. In addition, the Company is the owner of slightly less than 10% of the Common Stock of Biotherapies. The cross-ownership resulted from a previous sublicense arrangement relating to a Mammastatin Serum Assay ("MSA") technology, since terminated by Biotherapies. Biotherapies had been a licensee of the University of Michigan, which license was terminated in January of 2003. The Company is currently, and has been since May of 2003, a direct licensee of the University of Michigan. MSA technology which is proposed to be used as a risk screening tool for breast cancer.

The principal of Biotherapies, and the original developer of the MSA technology, Dr. Paul Ervin, feels that he has grievances against the Company and the University of Michigan, as a consequence of the events by which the University of Michigan terminated Biotherapies license. Dr. Ervin seeks to require the Company to permit Biotherapies to sell its 2,311,560 shares of the Company's Common Stock without restriction. The Company strongly believes that Dr. Ervin and Biotherapies should adhere to their fiduciary obligations to minority shareholders of Biotherapies and seeks to require that they follow the rules regarding resale of securities owned by affiliates of GBI.

On December 17, 2003, the minority shareholders of Biotherapies Inc. (not including the Company) filed suit in a Circuit Court in the State of Michigan, where Biotherapies is based, for a Preliminary Injunction against Biotherapies Inc., and it's directors, including Dr. Ervin and members of his family, citing potential irreparable harm they may suffer from the unsupervised disposition of the proceeds of the sale of Genesis Bioventures Inc. stock held in the name of Biotherapies Inc. In connection with a show cause hearing conducted in the Washtenaw County Circuit Court, State of Michigan, the Plaintiffs presented a temporary restraining order seeking to enjoin the defendants from sale of the GBI stock and from transferring the GBI stock , or alternatively disposing of the proceeds of the sale of the GBI stock, unless so agreed to by the minority shareholders and under specific conditions to be ordered by the Court, as to disbursement. The Company has been informed that the alternative relief, limiting disposition of any proceeds - has been granted in favor of the minority shareholders and against Biotherapies and Dr. Ervin.

On November 26, 2003, Biotherapies Inc. and Dr. Paul Ervin Jr. had filed a civil action in the United States District Court for the Eastern District of Michigan against GBI, and it's President, seeking removal of the Restrictive Legend from the GBI stock held in the name of Biotherapies Inc. and more than $2,000,000 of alleged monetary damages. The Ervin Federal Court litigation has not been formally served upon the Defendants. In furtherance of that action, however, on December 3, 2003 Biotherapies Inc. forwarded a Rule 144(k) Customer Representation Letter requesting that the restrictive legend be removed from the certificates representing the 2,311,560 shares of GBI Common Stock, and certified in the letter signed by Dr. Ervin that Biotherapies Inc. was not an affiliate of the Company. Genesis Bioventures Inc. disputes the Ervin civil action, and intends to defend its position vigorously.

At an appropriate future date, GBI intends to file for a motion to dismiss the District Court action Dr. Ervin initiated against it and further intends to support the minority shareholders in their separate Circuit Court action against Biotherapies, Dr. Ervin and others. The Company may be required to incur certain continuing and otherwise unnecessary litigation expenses. There is, of course, no certainty about the outcome of any litigation as these proceedings are at their earliest stages. Continuing efforts, unsuccessful to date, have been made to resolve the disputes with Dr. Ervin. Those efforts include proposals that the Biotherapies owned shares of GBI Common Stock will be permitted to be sold in the open market in the immediate future, subject to certain limitations.

IMPACT  ON  PROPOSED  MERGER  TRANSACTION

The  Company  previously  announced  a  proposed  merger  with  Corgenix Medical
Corporation. Management has no reason to believe that the litigation matters discussed hereinabove will have any adverse impact on the proposed merger opportunity. There is, of course, no assurance that the Corgenix merger will be completed, or, if completed, will be completed on terms favorable to the Company, and its existing shareholders. Management has kept representatives of Corgenix Medical Corporation fully advised of the litigation and has had no negative reaction from Corgenix.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GENESIS  BIOVENTURES,  INC.
                                            (Registrant)

Dated:  December 31, 2003              By   /s/ E. Greg McCartney
                                            -------------------------
                                            E.  Greg  McCartney
                                            President  and  Chief  Executive
                                            Officer